UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2016

KRAIG BIOCRAFT LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Wyoming	83-0459707
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2723 South State St. Suite 150 Ann Arbor, Michigan	48104
(Address of principal executive offices)	(Zip Code)

(734) 619-8066
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Copies to:
Hunter Taubman Fischer LLC
1450 Broadway, 26th Floor
New York, NY 10018

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD
Item 7.01. Regulation FD Disclosure

Section 8 – Other Events
Item 8.01 – Other Events

On May 15, 2016, the Company issued a newsletter, attached as Exhibit 99.1 hereto, regarding the Company’s accomplishments over the first quarter of 2016 and the Company’s expectations over the next few quarters. Over the first quarter of 2016, the Company has developed new knit materials in conjunction with collaboration partners, completed a proposed program review with a US government agency, completed a project risk assessment for its potential Vietnam operations, and identified several possible ancillary production locations, including two domestic options.

Over the second and third quarters of 2016, the Company expects to select and begin implementation of ancillary production locations, report the details of its collaborative efforts, and begin work on its first US government funded program.

Information contained herein, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, as amended, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Quarterly Newsletter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraig Biocraft Laboratories, Inc.

Date: May 16, 2016	By:	/S/ Kim Thompson
Kim Thompson, Chief Executive Officer